UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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PG&E Corporation

(Name of the Registrant as Specified in its Charter)

BLUEMOUNTAIN CAPITAL MANAGEMENT, LLC

BLUE MOUNTAIN CREDIT ALTERNATIVES MASTER FUND L.P.

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

BLUEMOUNTAIN FOINAVEN GP, LLC

BLUEMOUNTAIN LOGAN OPPORTUNITIES MASTER FUND L.P.

BLUEMOUNTAIN SUMMIT TRADING L.P.

BLUEMOUNTAIN SUMMIT OPPORTUNITIES GP II, LLC

BLUEMOUNTAIN FURSAN FUND L.P.

BLUEMOUNTAIN KICKING HORSE FUND L.P.

BLUEMOUNTAIN KICKING HORSE FUND GP, LLC

BLUEMOUNTAIN GP HOLDINGS, LLC

ANDREW FELDSTEIN

MICHAEL LIBERMAN

STEPHEN SIDEROW

(Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

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On February 13, 2019, BlueMountain Capital Management, LLC issued a press release (the “Press Release”). A copy of the full text of the Press Release is included below.

BLUEMOUNTAIN CAPITAL MANAGEMENT PROVIDES UPDATE ON PROCESS TO REPLACE PG&E BOARD OF DIRECTORS

Nomination Agreements Executed By 13 Highly-Qualified Candidates

NEW YORK, February 13, 2019 /PRNewswire/ – BlueMountain Capital Management, LLC (“BlueMountain”), a private diversified alternative asset management firm, today provided an update on its progress to nominate a full slate of new directors to replace the current Board of Directors (the “Current Board”) of PG&E Corporation (“PG&E” or the “Company”) (Ticker: PCG) in its entirety at PG&E’s Annual Shareholder Meeting scheduled to be held on May 21, 2019.

Nomination agreements have been executed by 13 highly-qualified candidates, who BlueMountain believes will enable PG&E to succeed in the long-term. To achieve this goal, BlueMountain conducted an exhaustive search process in close consultation with professional advisors, including reviewing more than 170 potential candidates, and conducting interviews with more than 60 of these individuals. BlueMountain has focused on selecting nominees with specific and relevant expertise in utility operations, safety, finance and corporate turnarounds, renewables, gas and corporate governance, as well as experience in California business and politics. Given the complexity of the situation and the level of engagement required by new board members, BlueMountain has also sought candidates able to commit considerable time to serving PG&E’s stakeholders without distraction. As previously announced, BlueMountain will publicly announce its slate of nominees no later than February 21, 2019.

BlueMountain is aware that PG&E has disclosed a company-run board refreshment process. However, in light of the issues facing PG&E and the utility, BlueMountain questions why PG&E would deem it appropriate that as many as five incumbent directors remain on the Board, or why incumbent directors, given PG&E’s track record during their tenure, should have a role in selecting new independent directors. BlueMountain believes that, under the current leadership, PG&E has demonstrated a clear lack of transparency with its stakeholders. BlueMountain also believes that the Company cannot rebuild public confidence or emerge swiftly from bankruptcy while any director nominated by the current leadership of PG&E remains at the helm.

BlueMountain is proud of its orientation as a long-term investor and, in those instances where it has more actively engaged, it has sought to take a collaborative approach. However, after continued discussions with a range of stakeholders, BlueMountain believes only a clean slate will be well positioned to enter the required and important discussions with key stakeholders in California, including legislators, regulators, claimants, employees, taxpayers, creditors and ratepayers. BlueMountain is committed to nominating directors who will promote transparency and work to effectively communicate the status of the business.

BlueMountain’s slate, if elected, will owe fiduciary duties to all of PG&E’s shareholders, which it believes includes taking reasonable steps to:

•	recruit a new management team;
•	identify new strategies to address PG&E’s challenges, safety chief among them;
•	oversee management in implementing those strategies; and
•	exit bankruptcy on an expeditious basis.

Most importantly, BlueMountain believes that its slate will present the best opportunity to repair broken relationships and work collaboratively with all stakeholders, including wildfire victims, the state of California and its citizens, to address the challenges facing PG&E and work toward a sustainable outcome that does not threaten or impair the Company’s valid obligations. BlueMountain strongly believes that its slate of nominees will best enable the Company to right itself and that shareholders and other stakeholders will agree.

About BlueMountain Capital Management, LLC

BlueMountain Capital Management, LLC ("BlueMountain") is a diversified alternative asset management firm managing approximately $19 billion of assets. BlueMountain's diverse team of professionals in New York and London is supported by the firm's institutionalized and proprietary infrastructure, including specialized operations and risk management technology. For more information about BlueMountain, please visit: www.bluemountaincapital.com

CERTAIN INFORMATION CONCERNING THE PARTICIPANTS

In connection with their intended proxy solicitation, BlueMountain Capital Management, LLC and its affiliates (“BlueMountain”), together with the other participants named below, intend to file a proxy statement and accompanying proxy card with the Securities and Exchange Commission (the “SEC”) to solicit shareholders in connection with the 2019 annual meeting of shareholders of PG&E Corporation (the “Company”).

BLUEMOUNTAIN STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. SUCH PROXY MATERIALS WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE, WHEN AVAILABLE, UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

In accordance with Rule 14a-12(a)(1)(i) under the Securities Exchange Act of 1934, as amended, the following persons may be deemed to be participants in any such proxy solicitation: Blue Mountain Credit Alternatives Master Fund L.P. (“BMCA”), BlueMountain Foinaven Master Fund L.P. (“BMF”), BlueMountain Foinaven GP, LLC (“BMF GP”), BlueMountain Logan Opportunities Master Fund L.P. (“BMLO”), BlueMountain Summit Trading L.P. (“BMST”), BlueMountain Summit Opportunities GP II, LLC (“BMST GP”), BlueMountain Fursan Fund L.P. (“BMFF”), BlueMountain Kicking Horse Fund L.P. (“BMKH”, and together with BMCA, BMF, BMLO, BMST and BMFF, the “BlueMountain Funds”), BlueMountain Kicking Horse Fund GP, LLC (“BMKH GP”), BlueMountain GP Holdings, LLC (“GP Holdings”), BlueMountain Capital Management, LLC (“BMCM”), Andrew Feldstein, the Chief Executive Officer and Chief Investment Officer of BMCM, Michael Liberman, the Co-President and Chief Operating Officer of BMCM, Stephen Siderow, the Co-President of BMCM, and the nominees for election as directors of the Company. Certain of these persons hold direct or indirect interests in securities of the Company as follows: BMCA holds 4,714,216 shares of common stock of the Company; BMF is the holder and beneficial owner of 1,383,545 shares of common stock of the Company and options to purchase 269,800 shares of common stock of the Company; BMF GP, the general partner of BMF, may be deemed to beneficially own the securities of the Company beneficially owned by BMF; BMLO holds 989,591 shares of common stock of the Company and options to purchase 178,200 shares of common stock of the Company; BMST is the holder and beneficial owner of 1,323,392shares of common stock of the Company, options to purchase 858,700 shares of common stock of the Company, and cash-settled total return swaps referencing 3,099,578 shares of common stock of the Company; BMST GP, the general partner of BMST, may be deemed to beneficially own the securities of the Company beneficially owned by BMST; BMFF is the holder of 1,559,498 shares of common stock of the Company and options to purchase 190,100 shares of common stock of the Company; BMKH is the holder and beneficial owner of 565,633 shares of common stock of the Company and options to purchase 200,300 shares of common stock of the Company; BMKH GP, the general partner of BMKH, may be deemed to beneficially own the securities of the Company beneficially owned by BMKH; GP Holdings, the sole owner of BMF GP, BMST GP and BMKH GP, may be deemed to beneficially own the securities of the Company beneficially owned by BMF, BMST and BMKH; and BMCM, the investment manager to each of the BlueMountain Funds, is the beneficial owner of the securities of the Company held by each of the BlueMountain Funds.

Media Contacts

Finsbury

Sara Evans / Nicholas Leasure

sara.evans@finsbury.com / nick.leasure@finsbury.com

+1.646.805.2066 / +1.646.805.2814